77C - Matters submitted to a vote of security holders
-----------------------------------------------------

McMorgan Funds held a Special Meeting of Shareholders on August 24, 2004, whereby the shareholders were asked to elect four new Trustees for each series of the McMorgan Funds (the "Funds"), to amend each Funds' fundamental investment restrictions and to eliminate certain of the Funds' fundamental investment restrictions. The results of the shareholders votes were as follows:

1)   Approval of four new Trustees for each series of the McMorgan Funds:

     ------------------------------------------------------------------------------------------------
                                                                VOTES                   VOTES
                                           VOTES FOR           AGAINST                ABSTAINED
     ------------------------------------------------------------------------------------------------
     PRINCIPAL PRESERVATION FUND
     ------------------------------------------------------------------------------------------------
     Robert C. Daney                       78,848,389             0                 1,140,732
     ------------------------------------------------------------------------------------------------
     Walter B. Rose                        78,848,389             0                 1,140,732
     ------------------------------------------------------------------------------------------------
     Kenneth I. Rosenblum                  78,830,627             0                 1,158,494
     ------------------------------------------------------------------------------------------------
     Mark R. Taylor                        78,771,420             0                 1,217,701
     ------------------------------------------------------------------------------------------------
     INTERMEDIATE FIXED INCOME
     FUND
     ------------------------------------------------------------------------------------------------
     Robert C. Daney                       4,527,395              0                  10,628
     ------------------------------------------------------------------------------------------------
     Walter B. Rose                        4,520,020              0                   7,375
     ------------------------------------------------------------------------------------------------
     Kenneth I. Rosenblum                  4,527,395              0                     0
     ------------------------------------------------------------------------------------------------
     Mark R. Taylor                        4,525,033              0                   2,362
     ------------------------------------------------------------------------------------------------
     FIXED INCOME FUND
     ------------------------------------------------------------------------------------------------
     Robert C. Daney                       4,527,395              0                     0
     ------------------------------------------------------------------------------------------------
     Walter B. Rose                        4,520,020              0                   7,375
     ------------------------------------------------------------------------------------------------
     Kenneth I. Rosenblum                  4,527,395              0                     0
     ------------------------------------------------------------------------------------------------
     Mark R. Taylor                        4,525,033              0                   2,362
     ------------------------------------------------------------------------------------------------
     HIGH YIELD FUND
     ------------------------------------------------------------------------------------------------
     Robert C. Daney                       5,017,722              0                     0
     ------------------------------------------------------------------------------------------------
     Walter B. Rose                        5,017,722              0                     0
     ------------------------------------------------------------------------------------------------
     Kenneth I. Rosenblum                  5,017,722              0                     0
     ------------------------------------------------------------------------------------------------
     Mark R. Taylor                        5,017,722              0                     0
     ------------------------------------------------------------------------------------------------
     BALANCED FUND
     ------------------------------------------------------------------------------------------------
     Robert C. Daney                       5,123,823              0                  20,470
     ------------------------------------------------------------------------------------------------
     Walter B. Rose                        5,123,823              0                  20,470
     ------------------------------------------------------------------------------------------------
     Kenneth I. Rosenblum                  5,123,823              0                  20,470
     ------------------------------------------------------------------------------------------------
     Mark R. Taylor                        5,124,240              0                  20,053
     ------------------------------------------------------------------------------------------------
     EQUITY INVESTMENT FUND
     ------------------------------------------------------------------------------------------------
     Robert C. Daney                       5,565,239              0                  248,328
     ------------------------------------------------------------------------------------------------
     Walter B. Rose                        5,564,043              0                  248,127
     ------------------------------------------------------------------------------------------------
     Kenneth I. Rosenblum                  5,565,239              0                  248,328
     ------------------------------------------------------------------------------------------------
     Mark R. Taylor                        5,503,311              0                  259,412
     ------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------

A fifth Trustee, Alan Lindquist was nominated by the Nominating Committee of the Board of Trustees and elected to as Trustee of the Funds (by the Board of Trustees) effective August 25, 2004.


2)   To Amend the Fund's fundamental investment restrictions:

     --------------------------------------------------------------------------------------------------
                                                                VOTES                   VOTES
                                           VOTES FOR           AGAINST                ABSTAINED
     --------------------------------------------------------------------------------------------------
     PRINCIPAL PRESERVATION FUND
     --------------------------------------------------------------------------------------------------
     Lending                               74,953,023          1,903,965              3,132,133
     --------------------------------------------------------------------------------------------------
     Borrowing                             74,890,550          1,966,438              3,132,133
     --------------------------------------------------------------------------------------------------
     Commodities                           74,953,023           771,309               4,264,789
     --------------------------------------------------------------------------------------------------
     Senior Securities                     74,953,023           771,309               4,264,789
     --------------------------------------------------------------------------------------------------
     INTERMEDIATE FIXED INCOME
     FUND
     --------------------------------------------------------------------------------------------------
     Lending                               10,500,318            1,596                 370,722
     --------------------------------------------------------------------------------------------------
     Borrowing                             10,500,318            1,596                 370,722
     --------------------------------------------------------------------------------------------------
     Commodities                           10,500,318            1,596                 370,722
     --------------------------------------------------------------------------------------------------
     Senior Securities                     10,498,966            1,596                 372,074
     --------------------------------------------------------------------------------------------------
     FIXED INCOME FUND
     --------------------------------------------------------------------------------------------------
     Lending                               4,144,575            379,542                  228
     --------------------------------------------------------------------------------------------------
     Borrowing                             4,144,575            379,542                  228
     --------------------------------------------------------------------------------------------------
     Commodities                           4,144,575            379,542                  228
     --------------------------------------------------------------------------------------------------
     Senior Securities                     4,144,803            379,542                   0
     --------------------------------------------------------------------------------------------------
     HIGH YIELD FUND
     --------------------------------------------------------------------------------------------------
     Lending                               5,017,722               0                      0
     --------------------------------------------------------------------------------------------------
     Borrowing                             5,017,722               0                      0
     --------------------------------------------------------------------------------------------------
     Commodities                           5,017,722               0                      0
     --------------------------------------------------------------------------------------------------
     Senior Securities                     5,017,722               0                      0
     --------------------------------------------------------------------------------------------------
     Real Estate                           5,017,722               0                      0
     --------------------------------------------------------------------------------------------------
     Concentration                         5,017,722               0                      0
     --------------------------------------------------------------------------------------------------
     Underwriting                          5,017,722               0                      0
     --------------------------------------------------------------------------------------------------
     BALANCED FUND
     --------------------------------------------------------------------------------------------------
     Lending                               4,959,603             2,452                 182,238
     --------------------------------------------------------------------------------------------------
     Borrowing                             4,956,073             5,447                 182,773
     --------------------------------------------------------------------------------------------------
     Commodities                           4,958,039             4,016                 182,238
     --------------------------------------------------------------------------------------------------
     Senior Securities                     4,960,510             6,475                 178,336
     --------------------------------------------------------------------------------------------------
     EQUITY INVESTMENT FUND
     --------------------------------------------------------------------------------------------------
     Lending                               5,503,311             47,365                262,891
     --------------------------------------------------------------------------------------------------
     Borrowing                             5,495,322             55,354                262,891
     --------------------------------------------------------------------------------------------------
     Commodities                           5,503,668             35,625                274,274
     --------------------------------------------------------------------------------------------------
     Senior Securities                     5,505,167             33,539                274,861
     --------------------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------------------

3) To approve the elimination of certain of the Fund's fundamental investment restrictions:

     --------------------------------------------------------------------------------------------------
                                                                VOTES                   VOTES
                                           VOTES FOR           AGAINST                ABSTAINED
     --------------------------------------------------------------------------------------------------
     PRINCIPAL PRESERVATION FUND           74,948,632          1,902,738              3,137,751
     --------------------------------------------------------------------------------------------------
     INTERMEDIATE FIXED INCOME
     FUND                                  10,500,318            1,596                 370,722
     --------------------------------------------------------------------------------------------------
     FIXED INCOME FUND                     4,144,575            379,542                  228
     --------------------------------------------------------------------------------------------------
     HIGH YIELD FUND                       5,017,722               0                      0
     --------------------------------------------------------------------------------------------------
     BALANCED FUND                         4,955,580             6,475                 182,238
     --------------------------------------------------------------------------------------------------
     EQUITY INVESTMENT FUND                5,527,868            17,253                 262,891
     --------------------------------------------------------------------------------------------------